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EX-99.C - FORM OF PROXY

PROXY                      G.S.B. INVESTMENTS, INC.                       PROXY

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               OCTOBER ___, 1997

    The undersigned hereby appoints _________________, ________________ and
__________________, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of
G.S.B. Investments, Inc. ("GSB") to be held on December   , 1997 at 5:00 P.M.,
local time, at GSB's main offices located at 2814 S.W. 34th Street, Gainesville, Florida 32608, and at all adjournments thereof as follows:

          (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of July 8, 1997, by and between Compass Bancshares, Inc. and GSB.

              [  ] For    [  ] Against    [  ] Abstain

          (2) Approval and adoption of resolutions ratifying (i) all amendments to GSB's Articles of Incorporation increasing the authorized number of shares of GSB Common Stock, (ii) the issuance of the outstanding shares of GSB Common Stock, and (iii) all acts of GSB's Board of Directors and officers related thereto.

          (3) In their discretion, upon any other business which may properly come before said meeting.

              [  ] Authority Withheld

    This Proxy will be voted as you specify above. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) ABOVE. Receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus dated October ___, 1997 is hereby acknowledged.

    THIS PROXY IS SOLICITED BY THE GSB BOARD OF DIRECTORS. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name, exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner of officer.

Dated _______________, 1997


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                             Signature


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                             Signature, if held jointly, or office or title held